UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2014

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On August 18, 2014, the Board of Directors of Four Oaks Fincorp, Inc. (the “Company”), entered into a Tax Asset Protection Plan (the “Rights Agreement”) between the Company and Registrar and Transfer Company, as Rights Agent (the “Rights Agent”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Rights Agreement.  In connection with the Rights Agreement, the Board of Directors declared a dividend of one right (a “Right”) for each outstanding share of common stock, $1.00 par value per share (“Common Stock”) held of record at the close of business on August 19, 2014 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and pursuant to options and convertible securities outstanding at the Separation Time. Each Right entitles its registered holder to purchase from the Company, after the Separation Time, one one-thousandth of a share of Series A Preferred Stock (“Preferred Stock”), for $10.00 (the “Exercise Price”), subject to adjustment.

               The Board of Directors adopted the Rights Agreement because (i) the Company and certain of its subsidiaries have net operating losses and certain other tax attributes (collectively, “NOLs”), which are valuable for United States federal income tax purposes, (ii) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) the Board of Directors expects the Rights Agreement will enable the Company to better preserve its ability to utilize such NOLs. The Company's independent directors will evaluate the Rights Agreement annually to determine whether it continues to be in the best interests of the Company's shareholders.

                Initially, the Rights will be evidenced by the Common Stock certificates. The Rights will separate from the Common Stock at the “Separation Time,” which generally will occur upon the earlier of (i) the tenth business day (or such later date as the Board of Directors may determine) after the date on which any person or group commences a tender or exchange offer which, if consummated, would result in such person or group becoming an “Acquiring Person” (as defined below) and (ii) the time of the first event causing a “Flip-in Date.” A Flip-in Date will occur on the first date on which the Company publicly announces that a person or group has become an “Acquiring Person” or such later date and time as the Board of Directors of the Company may from time to time fix by resolution.

               Pursuant to the Rights Agreement, a person shall be deemed to “Beneficially Own” any securities (i) which such person directly owns, (ii) which such person would be deemed to indirectly or constructively own for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder or (iii) which any other person Beneficially Owns but the persons together are treated as one “entity” as defined under Treasury Regulation 1.382-3(a) (1). A person shall not be deemed to “Beneficially Own” any security (A) if such beneficial ownership arises solely as a result of such person’s status as a “clearing agency,” (B) solely because such security has been tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered security is accepted for payment or exchange, or (C) solely because such person or any of such person’s affiliates or associates has or shares the power to vote or direct the voting of such security pursuant to a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Securities Exchange Act of 1934, as amended, unless such power is reportable under Schedule 13D.

     “Acquiring Person” shall mean any Person who is or becomes the Beneficial Owner of 4.9% or more of the outstanding shares of Common Stock at any time after the first public announcement of the Rights Agreement; provided, however, that the term “Acquiring Person” shall not include (i) any Grandfathered Person, (ii) any Person who becomes the Beneficial Owner of 4.9% or more of the outstanding shares of Common Stock after the time of the first public announcement of the Rights Agreement solely as a result of (A) an acquisition by the Company of shares of Common Stock or (B) an acquisition directly from the Company in a transaction that duly authorized officers of the Company have determined shall not result in the creation of an Acquiring Person under the Agreement, until, in each case, such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 4.9% or more of the outstanding shares of Common Stock, (iii) any Person who the Board of Directors determines, in its sole discretion, has inadvertently become the Beneficial Owner of 4.9% or more of the outstanding shares of Common Stock (or has inadvertently failed to continue to qualify as a Grandfathered Person), if such Person promptly divests, or promptly enters into an agreement with, and satisfactory to, the Board of Directors, in the Board of Directors’ sole discretion, to divest, and subsequently divests in accordance with the terms of such agreement (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 4.9% or more of the outstanding shares of Common Stock (or, in the case of any Person who inadvertently failed to continue to qualify as a Grandfathered Person, the Common Stock that caused such Person to so fail to qualify as a Grandfathered Person) or (iv) any Person determined by the Board of Directors to be an “Exempt Person” in accordance with Section 5.3 of the Rights Agreement for so long as such Person complies with any limitations or conditions required by the Board of Directors in making such determination. In addition, the Company, any Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) shall not be an Acquiring Person. For all purposes of the Rights Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 of the Code and the Treasury Regulations promulgated thereunder.

               Any person who desires to effect any acquisition of Common Stock that might, if consummated, result in such person beneficially owning 4.9% or more of the then-outstanding Common Stock (or, in the case of a Grandfathered Person, additional shares of Common Stock) (a “Requesting Person”) may request that the Board of Directors grant an exemption with respect to such acquisition under the Rights Agreement so that such person would be deemed to be an “Exempt Person” under the definition of Acquiring Person (an “Exemption Request”). An Exemption Request must set forth the information specified in the Rights Agreement. The Board of Directors will endeavor to respond to an Exemption Request within twenty (20) business days after receipt of such Exemption Request; provided that the failure of the Board of Directors to make a determination within such period will be deemed to constitute the denial by the Board of Directors of the Exemption Request. The Requesting Person must respond promptly to reasonable and appropriate requests for additional information. The Board of Directors will only grant an exemption in response to an Exemption Request if it receives a report from the Company’s advisors to the effect that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person does not create a significant risk of material adverse tax consequences to the Company or the Board of Directors otherwise determines in its sole discretion that the exemption is in the best interests of the Company. Any exemption granted may be granted in whole or in part, and may be subject to limitations or conditions the Board of Directors determines are necessary or desirable to provide for the protection of the Company’s NOLs. The Exemption Request will be considered and evaluated by the Independent Directors and the action of a majority of such Independent Directors shall be deemed to be the determination of the Board of Directors for purposes of such Exemption Request. Furthermore, the Board of Directors will approve within ten (10) Business Days of receiving an Exemption Request as provided in the Rights Agreement of any proposed acquisition that, together with other transactions contemplated by the Board of Directors, does not cause any aggregate increase in the Beneficial Ownership of Persons with Beneficial Ownership of 4.9% or more of (i) the Common Stock then outstanding or (ii) any class of stock (as defined for purposes of Section 382 of the Code, or “Stock”) (other than Common Stock) then outstanding (a “Five Percent Shareholder”) (as determined after giving effect to the proposed Transfer) over the lowest Beneficial Ownership of Stock by such Five Percent Shareholders (as determined immediately before the proposed acquisition) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code.

               The Rights Agreement provides that, until the Separation Time, the Rights will be transferred with and only with the Common Stock. Common Stock certificates issued after the Record Time but prior to the Separation Time will evidence one Right for each share of Common Stock represented thereby and will contain a legend incorporating by reference the terms of the Rights Agreement (as such may be amended from time to time). Notwithstanding the absence of the aforementioned legend, certificates evidencing shares of Common Stock outstanding at the Record Time will also evidence one Right for each share of Common Stock evidenced thereby. Promptly following the Separation Time, separate certificates evidencing the Rights (“Rights Certificates”) will be delivered to holders of record of Common Stock at the Separation Time.

               The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the Redemption Time (as defined below), (iii) the close of business on the sixth anniversary of the date of the Rights Agreement, and (iv) the time at which the Board of Directors receives a report from the Company’s advisors that (x) the NOLs have been utilized in all material respects or are no longer available in any material respect under Section 382 of the Code or any applicable state law, in each case such that any remaining NOLs are not material relative to the total value of the NOLs to the Company as of the date of the Rights Agreement, or (y) that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs relative to the total value of the NOLs that the Company could use during such time period absent such ownership change, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes (in any such case, the “Expiration Time”).

               The exercise price and the number of Rights outstanding, or in certain circumstances the securities purchasable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution in the event of a Common Stock dividend on, or a subdivision or a combination into a smaller number of shares of, Common Stock, or the issuance or distribution of any securities or assets in respect of, in lieu of or in exchange for Common Stock.

               In the event that prior to the Expiration Time a Flip-in Date occurs, each Right (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights will become null and void) will constitute the right to purchase from the Company, upon the exercise thereof in accordance with the Rights Agreement, that number of shares of Common Stock of the Company having an aggregate market price, on the stock acquisition date that gave rise to the Flip-in Date, equal to twice the exercise price for an amount in cash equal to the then current exercise price; provided, however, that in connection with any such exercise of Rights, no holder of Rights will be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s affiliates, becoming the Beneficial Owner of more than 4.9% of the then-outstanding Common Stock. If a holder would, but for the immediately preceding proviso, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder’s affiliates, becoming the Beneficial Owner of in excess of 4.9% of the then-outstanding Common Stock (such shares, the “Excess Shares”), then in lieu of receiving such Excess Shares such holder will only be entitled to receive an amount in cash or, a note or other evidence of indebtedness maturing within nine months with a principal amount equal to the current per share market price of a share of Common Stock at the close of business on the trading day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder.

               In addition, the Board of Directors of the Company may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become null and void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Separation Time (the “Exchange Ratio”). Immediately upon such action by the Board of Directors (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. Notwithstanding the general terms of the right to cause an exchange, no holder of Rights will be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.9% of the then-outstanding Common Stock. If a holder would, but for the immediately preceding proviso, be entitled to receive Excess Shares, in lieu of receiving such Excess Shares, such holder will only be entitled to receive an amount in cash or, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share market price of a share of Common Stock at the close of business on the trading day following the date the Board of Directors effects the forgoing exchange multiplied by the number of Excess Shares that would otherwise have been issuable to such holder.

               Whenever the Company shall become obligated, as described in the preceding paragraph, to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, as determined by the Board of Directors of the Company, may substitute therefor shares of Series A Preferred Stock, at a ratio of one one-thousandth of a share of Series A Preferred Stock for each share of Common Stock so issuable.

               The Board of Directors of the Company may, at its option, at any time prior to the Flip-in Date (the "Redemption Time"), redeem all (but not less than all) of the then outstanding Rights at a price of $0.01 per Right (the “Redemption Price”). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash or securities for each Right so held.

               The holders of Rights will, solely by reason of their ownership of Rights, have no rights as shareholders of the Company, including, without limitation, the right to vote or to receive dividends.

               The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 4.9% or more of the Common Stock unless the acquiror is an Exempt Person or the Rights are first redeemed by the Board of Directors of the Company. The Rights should not interfere with a transaction that is in the best interests of the Company and its shareholders because the Rights can be redeemed on or prior to the Flip-in Date, before the consummation of such transaction.

               The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise) is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 8.01	Other Events.

On August 15, 2014, the Company completed its previously announced rights offering and concurrent standby offering to Kenneth R. Lehman for aggregate gross proceeds of $24.0 million. The Company issued a press release announcing the closing of the rights offering and standby offering on August 18, 2014. The press release is filed as Exhibit 99.1 to this report and incorporated by reference herein.

On August 19, 2014, the Company issued a press release announcing the adoption of the Rights Agreement. The press release is filed as Exhibit 99.2 to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1
Tax Asset Protection Plan, dated as of August 18, 2014, between Four Oaks Fincorp, Inc. and Registrar and Transfer Company, as Rights Agent, including the form of Rights Certificate, Summary of Rights and Articles of Amendment to Articles of Incorporation as Exhibits A, B and C, respectively

99.1	Press Release issued on August 18, 2014
99.2	Press Release issued on August 19, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, Chief Executive Officer, and President
Date: August 19, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Tax Asset Protection Plan, dated as of August 18, 2014, between Four Oaks Fincorp, Inc. and Registrar and Transfer Company, as Rights Agent, including the form of Rights Certificate, Summary of Rights and Articles of Amendment to Articles of Incorporation as Exhibits A, B and C, respectively

99.1	Press Release issued on August 18, 2014
99.2	Press Release issued on August 19, 2014